First Quarter 2013 Earnings Review May 9, 2013 Exhibit 99.2

2013 First Quarter – Financial/Operational Results
Sales Volumes and Physical Production
•
Q1 sales volumes averaged 7,186 barrels of oil equivalent per day (“boepd”)
•
Volumes for the quarter were impacted by the timing of liftings at the Alba field, where during the period there was only a single lifting
•
Production for the quarter was 9,385 boepd and was effected by an unplanned 5-day shutdown and lower than expected production levels due to continuing processing problems at Alba
The West Rochelle well has reached total depth and is on schedule for first production mid-2013
Rowan Gorilla VII rig arrived onsite at Bacchus to commence drilling the third production well. First production from this well is expect in Q3 2013

Production Volumes (BOE per day)
79%
21%
2013
Q1 Sales = 7,186
First quarter 2013 sales volumes were impacted by the timing of liftings at the Alba field, where during the period there was only a single lifting
Physical production volume for the first quarter averaged 9,385 boepd
First Quarter realized prices
•
Oil and condensate price = $108.40 per barrel
•
Gas price = $3.13 per Mcf
2012
Q1 Sales = 4,174
25%
74%
US Gas     US Oil       UK Oil UK Gas

Summary Financial Results
Revenues increased year-over-year due to an increased working interest in Alba and production from the Bacchus field, offset by a slightly lower Brent price
Quarter-over-quarter
(Q4 2012 - $97.6
million),
revenues were impacted by the fact that there
was only a single lifting at Alba during the first quarter 2013 compared to three liftings in Q4
2012
Measure ($ in millions, except per share data)
2013 2012
Oil and Gas Revenues 57.7 $                15.2 $
Operating Expenses 17.5 $                4.9 $
Adjusted cash flow from Operations 40.2 $                10.3 $
Three Months Ended
March 31,

Key Business Metrics
OpEx during the quarter was impacted by on-going maintenance at the Alba field to resolve processing issues and well work overs in the U.S.
Consolidated DD&A for the first quarter of the year was higher year-over-year due to the larger percentage of
U.K. production and accretion on asset retirement obligations
In Q1 2012, the Company carried double interest expense for the Senior Term Loan and the newly issued Senior
Priority Notes
Quarter-over-quarter G&A and Interest Expenses have increased due to lower reported sales volumes
Measure ($ expense per BOE)
2013 2012
Operating Expenses (OpEx)
  Consolidated $27.04 $12.89
     U.K. $27.22 $32.81
     U.S. $26.37 $5.83
Depreciation, depletion and amortization (DD&A)
  Consolidated $35.48 $20.81
     U.K. $42.79 $45.15
     U.S. $8.31 $12.18
General and Administrative Expense (G&A) $8.48 $14.01
Interest Expenses
   Cash $24.31 $32.93
   Non-cash $8.83 $18.95
Three Months Ended
March 31,

Adjusted EBITDA
Letter of credit fees increased quarter over quarter
(Q4 2012 - $9.5 million)
due to the costs of
refinancing and extending the term on the $33 million reimbursement agreement
Measure ($ in millions, except per share data)
2013 2012
Net Income (loss) (14.0) $              (35.3) $
Unrealized (gain) loss on derivatives (1.6)                   4.8
Net Interest Expense 21.4                   19.7
Letter of Credit Fees 11.4                   -
Depreciation, depletion and amortization 22.9                   7.9
Impairment of U.S. oil and gas properties 3.5                      15.7
Income tax expense (benefit) 0.9 (10.6)
Adjusted EBITDA 44.6 $                2.2 $
Three Months Ended
March 31,

Adjusted Net Income (Loss)
Measure ($ in millions, except per share data)
2013 2012
Net Income (loss) (14.0) $              (35.3) $
Impairment of U.S. oil and gas properties 3.5                     15.7
Unrealized (gain) loss (net of tax) (1.6)                   4.2
Net Income (loss) as Adjusted (12.1) $              (15.4) $
Weighted-average basic shares
outstanding (in millions) 47.1 37.9
Adjusted earning (loss) per basic share (0.26) $              (0.41) $
Three Months Ended
March 31,

2013 Direct Capital Expenditures

Rochelle and Bacchus represent 60% of the planned spend in the U.K.
U.S. budget is second half of the year weighted and is largely discretionary
Rochelle
Bacchus
Alba
U.S.
U.K. Other
Centurion
South
U.K. = $140 million - $150 million
U.S. = $  10 million  - $  30 million

Capex Update
Exploration capital in the U.K. and the U.S. remains constrained, subject to first production at Rochelle field and the outcome of the strategic review
Measure ($ in millions)
2013 2012
Development Capital
     U.K. 30.9 $               39.1 $
     U.S. 0.1                     4.3
Exploration Capital
     U.K. 1.7                     3.5
     U.S. 0.1                     5.7
Other 0.2                     2.8
Total Direct Oil & Gas Capex 33.0                  55.4
Acquisitions 0.8                     1.5
33.8                  56.9
Capitalized Interest 6.2                     5.5
Capitalized G&A 5.1                     4.5
Asset Retirement Obligations (AROs) 4.2                     -
Total Capital Expenditures 49.3 $               66.9 $
Three Months Ended
March 31,

4,000
3,000
2,000
1,000
-
bbl/d
$120
$100
$80
$60
$40
$20
$0
$/bbl
1Q2013
2Q2013
3Q2013
4Q2013
Hedged Production
Ave Ceiling
Ave Floor

U.K. Hedged Oil Position

The current hedging program involves embedding collars within existing production marketing contracts
Pricing for the Forward Sale falls within the average ceiling and floor
Production for the Forward Sale is included in the barrels-per-day

Debt Maturity Schedule
Convertible Notes due 2016 ($18.51 per share conversion price)
Convertible Bonds due 2016 ($16.52 per share conversion price)
Senior Notes due 2018
Revolving Credit Facility due 2014
$115
$135
$554
$72
$0
$100
$200
$300
$400
$500
2013 2014 2015 2016 2017 2018
The remaining $15 million of the Credit Facility, due October 2013, was extended to July 2014